TERMINATION AGREEMENT

     This TERMINATION AGREEMENT, dated as of                               , 2004 (the “Termination Agreement”), is by and among, INTERNATIONAL MOTOR CARS GROUP I, L.L.C., a Delaware limited liability company (“PCP I”), INTERNATIONAL MOTOR CARS GROUP II, L.L.C., a Delaware limited liability company (“PCP II” and, together with PCP I, the “PCP Entities”), MITSUI & CO., LTD., a Japanese company (“Mitsui Japan”), MITSUI & CO. (U.S.A.), INC., a New York corporation (“Mitsui USA” and together with Mitsui Japan, “Mitsui”), PENSKE CORPORATION, a Delaware corporation (“Penske Corporation”), PENSKE AUTOMOTIVE HOLDINGS CORP., a Delaware corporation (“Penske Holdings”), PENSKE CAPITAL PARTNERS, L.L.C., a Delaware limited liability company (“Penske Capital” and together with Penske Corporation and Penske Holdings, “Penske”), and UNITED AUTO GROUP, INC., a Delaware corporation (the “Company”).

RECITALS

     WHEREAS, the parties hereto are parties to that certain Second Amended and Restated Stockholders Agreement, dated as of February 22, 2002 (the “2002 Stockholders Agreement”); and

     WHEREAS, the parties hereto wish to terminate the 2002 Stockholders Agreement;

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Termination. The 2002 Stockholders Agreement is hereby terminated.

     2.   Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof that might result in the application of the laws of any other jurisdiction.

     3.   Counterparts. This Termination Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Termination Agreement as of the date first above written.

INTERNATIONAL MOTOR CARS GROUP I, L.L.C.

By:	Penske Capital Partners, L.L.C., as Managing Member

By:

	Name:	James A. Hislop
	Title:	President

INTERNATIONAL MOTOR CARS GROUP II, L.L.C.

By:	Penske Capital Partners, L.L.C., as Managing Member

By:

	Name:	James A. Hislop
	Title:	President

MITSUI & CO., LTD.

By:

	Name:	Tatsuo Nakayama
	Title:	General Manager First Motor Vehicles Division

MITSUI & CO. (U.S.A.), INC.

By:

	Name:	Osamu Koyama
	Title:	Senior Vice President

PENSKE CAPITAL PARTNERS, L.L.C.

By:

	Name:	James A. Hislop
	Title:	President

PENSKE CORPORATION

By:

	Name:	Roger S. Penske
	Title:	Chairman & Chief Executive Officer

PENSKE AUTOMOTIVE HOLDINGS CORP.

By:

	Name:	Roger S. Penske
	Title:	Chairman

UNITED AUTO GROUP, INC.

By:

	Name:	Robert H. Kurnick, Jr.
	Title:	Executive Vice President